UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported):       Commission File Number
               December 31, 1999                                0-24683




                  Brunner Companies Income Properties, L.P. III
               (Exact Name of Registrant as Specified in Charter)



             Delaware                                      31-1266850
     (State of Incorporation)                  (IRS Employer Identification No.)



                                3632 Wheeler Road
                                 P.O. Box 204227
                           Augusta, Georgia 30917-4227
                    (Address of Principal Executive Offices)

                                 (706) 863-0823
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     The Agreed Order Granting Motion For Summary Judgment, Providing For Mutual Release of Claims and Judgment Decree of Foreclosure was entered in the Court of Common Pleas of Logan County, Ohio, with respect to Highpoint Village in Bellefontaine, Ohio, on July 20, 1999, and the Order of Confirmation and Distribution was entered on November 4, 1999. The Order of Sale in the Montgomery Circuit Court of the Commonwealth of Kentucky with respect to Gateway Plaza in Mt. Sterling, Kentucky, was entered on August 6, 1999, and the Order Confirming Report of Sale was entered on August 27, 1999. As part of the foreclosure of these properties, the properties have been sold and the proceeds were used to discharge loans collateralized by the properties. As a result of the foreclosure of the properties, the General Partner intends to wind up and dissolve the Partnership in accordance with the Agreement of Limited Partnership of the Partnership as of December 31, 1999. The General Partner will make a liquidating distribution of the balance of any cash held by the Partnership after payment of its remaining obligations, including payments to its lender and accounting, legal and other fees. The General Partner expects to distribute an aggregate of $508,950.38 in cash on or about December 15, 1999, to the limited partners of the Partnership in proportion to each limited partner's partnership interest, as provided in the Agreement of Limited Partnership.




















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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                         BRUNNER COMPANIES INCOME
                                         PROPERTIES, L.P. III


                                         By:  /s/ James M. Hull
                                               Name:  James M. Hull
                                               Title: Member Manager


January 11, 2000





















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